EX-4.2 FORM OF CLASS A PUBLIC WARRANT

Exhibit 4.2

VOID AFTER 5 P.M. PACIFIC TIME ON _____________ , 2006

WARRANTS TO PURCHASE COMMON STOCK

No. AMSRW– ________	_________	Redeemable Class A Common Stock
Purchase Warrants

Amstar International, Inc.

CUSIP _______

THIS CERTIFIES THAT

or registered assigns, is the registered holder of the number of Redeemable Class A Common Stock Purchase Warrants set forth above. Each Redeemable Class A Common Stock Purchase Warrants, unless and until redeemed by the Company as provided in the Warrant Agreement hereinafter more fully described (the “Warrant Agreement”), entitles the holder thereof to purchase from AmStar International, Inc, a corporation incorporated under the laws of the State of Nevada (the “Company”), subject to the terms and conditions set forth hereinafter and in the Warrant Agreement, at any time on or after __________ , 2004 and before the close of business on __________ , 2006 (“Expiration Date”), one fully paid and non-assessable share of Common Stock, par value $0.001 per share, of the Company (“Common Stock”) upon presentation and surrender of this Warrant Certificate, with the instructions for the registration and delivery of Common Stock filled in, at the stock transfer office in Transfer Online, Inc., Warrant Agent and Registrar, 317 S W Alder Street, 2d Floor, Portland, OR 97204, Warrant Agent of the Company (“Warrant Agent”) or of its successor warrant agent or, if there be no successor warrant agent, at the corporate offices of the Company, and upon payment of the Exercise Price (as defined in the Warrant Agreement) and any applicable taxes paid either in cash, or by certified or official bank check, payable in lawful money of the United States of America to the order of the Company. Each Redeemable Class A Common Stock Purchase Warrants entitles the holder to purchase one share of Common Stock for $2.00. The number and kind of securities or other property for which the Redeemable Class A Common Stock Purchase Warrants are exercisable are subject to adjustment in certain events, such as mergers, splits, stock dividends, reverse splits and the like, to prevent dilution.

We may redeem the Common Stock Purchase Warrants, beginning six months after the date of the final prospectus prepared in connection with this offering, for $0.25 per warrant (subject to adjustment in the event of a stock split, dividend or the like) on 30 days’ notice at any time. We may redeem the Redeemable Class A Common Stock Purchase Warrants after the last reported sale price per share of our common stock as reported by the principal exchange or trading facility on which our common stock trades equals or exceeds $3.00 for five consecutive trading days.

We may redeem the Redeemable Class A Common Stock Purchase Warrants, beginning six months after the date of the final prospectus prepared in connection with this offering, for $0.25 per warrant (subject to adjustment in the event of a stock split, dividend or the like) on 30 days’ notice. We may redeem the Redeemable Class A Common Stock Purchase Warrants at any time provided that the last reported sale price per share of our common stock (as reported by the principal exchange or trading facility on which our common stock trades) equals or exceeds $3.00 for five consecutive trading days. If we give notice of redemption, holders of our Redeemable Class A and/or Class B Common Stock Purchase Warrants will be forced to sell or exercise the Warrants they hold or accept the redemption price. The notice of redemption could come at a time when, under specific circumstances or generally, it is not advisable or possible for holders of our public warrants to sell or exercise the Redeemable Class A or Class B Common Stock

Purchase Warrants they hold. All Redeemable Class A Common Stock Purchase Warrants not theretofore exercised will expire on the Expiration Date.

This Warrant Certificate is subject to all of the terms, provisions and conditions of the Warrant Agreement, dated as of __________ , 2004, between the Company and the Warrant Agent, to all of which terms, provisions and conditions the registered holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is incorporated herein by reference and made a part hereof and reference is made to the Warrant Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities of the Warrant Agent, the Company and the holders of the Warrant Certificates. Copies of the Warrant Agreement are available for inspection at the stock transfer office of the Warrant Agent or may be obtained upon written request addressed to the Company at Amstar International, Inc., Amstar International, Inc., 10851 Scarsdale Boulevard, Suite 800, Houston, TX 77089, Attention: Chief Financial Officer.

The Company shall not be required upon the exercise of the Redeemable Class A Common Stock Purchase Warrants evidenced by this Warrant Certificate to issue fractions of Redeemable Class A Common Stock Purchase Warrants, Common Stock or other securities, but shall make adjustment therefore in cash on the basis of the current market value of any fractional interest as provided in the Warrant Agreement.

In certain cases, the sale of securities by the Company upon exercise of Redeemable Class A Common Stock Purchase Warrants may violate the securities laws of the United States, certain states thereof or other jurisdictions. The Company has agreed to use commercially reasonable efforts to cause a registration statement to continue to be effective during the term of the Redeemable Class A Common Stock Purchase Warrants with respect to such sales under the Securities Act of 1933, and to take action under the laws of various states to permit the lawful sale of securities upon warrant exercise. There can be no assurance that the warrants will be exercisable at any given time or in any given jurisdiction. The Company will not be required to honor the exercise of Redeemable Class A Common Stock Purchase Warrants if, in the opinion of the Board of Directors, upon advice of counsel, the sale of securities upon such exercise would be unlawful. The Company may, but is not required to, purchase Redeemable Class A Common Stock Purchase Warrants submitted for exercise for a cash price equal to the difference between the market price of the securities obtainable upon such exercise and the exercise price of such Redeemable Class A Common Stock Purchase Warrants.

This Warrant Certificate, with or without other Certificates, upon surrender to the Warrant Agent, any successor warrant agent or, in the absence of any successor warrant agent, at the corporate offices of the Company, may be exchanged for another Warrant Certificate or Certificates evidencing in the aggregate the same number of Redeemable Class A Common Stock Purchase Warrants as the Warrant Certificate or Certificates so surrendered. If the Redeemable Class A Common Stock Purchase Warrants evidenced by this Warrant Certificate shall be exercised in part, the holder hereof shall be entitled to receive upon surrender hereof another Warrant Certificate or Certificates evidencing the number of Redeemable Class A Common Stock Purchase Warrants not so exercised.

The Holder of this Warrant Certificate, as such, shall not be entitled to vote, receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose whatsoever, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon the holder of this Warrant Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof or give or withhold consent to any corporate action (whether upon any matter submitted to stockholders at any meeting thereof, or give or withhold consent to any merger, recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, conveyance or otherwise) or to receive notice of meetings or other actions affecting stockholders (except as provided in the Warrant Agreement) or to receive dividends or subscription rights or otherwise until the Redeemable Class A Common Stock Purchase Warrants evidenced by this Warrant Certificate shall have been exercised and the Common Stock purchasable upon the exercise thereof shall have become deliverable as provided in the Warrant Agreement.

If this Warrant Certificate shall be surrendered for exercise within any period during which the transfer books for the Company’s Common Stock or other class of stock purchasable upon the exercise of the

Redeemable Class A Common Stock Purchase Warrants evidenced by this Warrant Certificate are closed for any purpose, the Company shall not be required to make delivery of certificates for shares purchasable upon such transfer until the date of the reopening of said transfer books.

Every holder of this Warrant Certificate by accepting the same consents and agrees with the Company, the Warrant Agent, and with every other holder of a Warrant Certificate that:

(a) this Warrant Certificate is transferable on the registry books of the Warrant Agent only upon the terms and conditions set forth in the Warrant Agreement, and

(b) the Company and the Warrant Agent may deem and treat the person in whose name this Warrant Certificate is registered as the absolute owner hereof (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Company or the Warrant Agent) for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. The Company shall not be required to issue or deliver any certificate for shares of Common Stock or other securities upon the exercise of Redeemable Class A Common Stock Purchase Warrants evidenced by this Warrant Certificate until any tax which may be payable in respect thereof by the holder of this Warrant Certificate pursuant to the Warrant Agreement shall have been paid, such tax being payable by the holder of this Warrant Certificate at the time of surrender.

This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

WITNESS the facsimile signatures of the proper officers of the Company and its corporate seal.

Dated: _________________

Amstar International, Inc..

By:
——————————————
Name:
Title:

Attest:
————————————
Secretary

Countersigned:

Continental Stock Transfer Corporation
Warrant Agent and Registrar

By:
——————————————
Authorized Officer

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM:	–	as tenants in common
TEN ENT:	–	as tenants by the entireties
JT TEN:	–	as joint tenants with rights of survivorship and not as common tenants

UNIF GIFT MIN ACT	–
_____________________________ Custodian (until age)
(Cust)

______________________ under Uniform Transfers to Minors Act
(minor)

_______________________________________________________
(State)

UNIF TRF MIN ACT	–
________________ Custodian ______________________
(Cust) (minor)
under Uniform Transfers to Minors Act

_______________________________________________________
(State)

Additional abbreviations may also be used though not in the above list.

FORM OF EXERCISE
(To be executed upon exercise of Redeemable Class A Common Stock Purchase Warrants)

To: AmStar, Inc, Inc.

           The undersigned, pursuant to the provisions set forth in the within Warrant Certificate, hereby irrevocably elects to exercise the right of purchase represented thereby, and hereby agrees to subscribe for and to purchase shares of the Common Stock of Amstar International, Inc. (“Common Shares”), as provided for therein, and tenders herewith payment of the purchase price in full in cash or by wire transfer, check, draft, money order or certified or bank cashier’s check in the amount of
$

           Please issue a certificate or certificates for such Common Shares in the name of the undersigned. If the number of Common Shares purchased hereby shall not be all the Common Shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of the undersigned for the balance remaining of the Common Shares purchasable thereunder.

(Please Print Name and Address)
:
Name:	______________________________________

Address:	______________________________________

______________________________________

Signature:	______________________________________

Note: This above signature must correspond with the name of the face of this Warrant Certificate or with the name of the assignee appearing in the assignment form below.
:
Date:	______________________________________

FORM OF ASSIGNMENT
(TO BE SIGNED ONLY UPON ASSIGNMENT)

FOR VALUE RECEIVED, the undersigned Registered Holder (           )

(Please insert social security or other identification number of Registered Holder)

hereby sells, assigns and transfers unto

(Please Print Name and Address including Zip Code)

Units evidenced by the within Unit Certificate, and irrevocably constitutes and appoints __________________________________________________________________________________  attorney to transfer this Unit Certificate on the books of Amstar International, Inc. with the full power of substitution in the premises.

Dated:    _____________________________

Signature:   ______________________________________

(Signature must conform in all respects to the name of Registered Holder as specified on the face of this Unit Certificate in every particular, without alteration or any change whatsoever, and the signature must be guaranteed in the usual manner.)

Signatures Guaranteed:

___________________________________________________________

The signatures should be guaranteed by an eligible institution (banks, stockbrokers, savings and loan association and credit unions with membership in an approved signature medallion program), pursuant to S.E.C. Rule 17Ad-15.